Filed Pursuant to Rule 424(b)(4)
Registration No. 333-266941

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 17, 2022)

2,800,000 Shares

UMB Financial Corporation

Common Stock

UMB Financial Corporation has entered into a forward sale agreement with BofA Securities, Inc. or its affiliate (the “forward purchaser”), in respect of an aggregate of 2,800,000 shares of our common stock, par value $1.00 per share (our “common stock”). In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 2,800,000 shares of our common stock. Such borrowed shares of our common stock will be delivered by BofA Securities, Inc. (in such capacity, the “forward seller”) for sale to the underwriters in this offering. In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.

We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting (Conflicts of Interest) —Forward Sale Agreement” for a description of the forward sale agreement.

Our common stock is listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “UMBF.” The last reported sale price of our common stock on the NASDAQ on April 26, 2024 was $83.17 per share.

The public offering price of the shares of our common stock offered pursuant to this prospectus supplement is $75.00 per share. The underwriters have agreed to purchase shares of our common stock from the forward seller at a price of $72.00 per share. We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of $201.6 million (or approximately $231.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $72.00 per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The underwriters may offer shares of our common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”

Investing in our common stock involves certain risks. Please read “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of certain risks that should be considered in connection with an investment in our common stock.

The underwriters have been granted an option to purchase up to an additional 420,000 shares of our common stock at a price of $72.00 per share, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriters, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the shares on or about May 1, 2024.

Lead Book-Running Manager

BofA Securities

Book-Running Manager

Morgan Stanley

Co-Managers

Piper Sandler	RBC Capital Markets

The date of this prospectus supplement is April 28, 2024.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us,” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a financial holding company headquartered in Kansas City, Missouri, and do not include our consolidated subsidiaries or other affiliates. References to “UMB Bank” mean UMB Bank, National Association, UMB’s national bank subsidiary. The term “you” refers to a prospective investor.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which will not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying base prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell to the public any combination of the securities described in the accompanying base prospectus, including our common stock, up to an indeterminate amount.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-46 of this prospectus supplement and “Where You Can Find More Information” on page 46 of the accompanying base prospectus.

The distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus and the offering of the shares of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying base prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying base prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying base prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We, the underwriters, the forward purchaser and the forward seller have not authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We, the underwriters, the forward purchaser and the forward seller are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations, in each case as of the date such forward-looking statements are made.

This prospectus supplement, including any information incorporated by reference in this prospectus supplement, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others. Forward-looking statements included in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein also include or may include statements about the anticipated benefits of the Merger (as defined below), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include, but are not limited to, (i) the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 (our “2023 10-K”), and (ii) the risks described in this prospectus supplement and the accompanying base prospectus. Some of these risks are summarized below:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	the pace and magnitude of interest rate movements;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to us or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in our chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial-services industry;

•	our ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including its capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect us or our customers, counterparties, or competitors;

•	mergers, acquisitions, or dispositions, including our ability to integrate acquisitions and divest assets;

•

the risk that the cost savings and any revenue synergies from the proposed Merger with Heartland Financial USA, Inc., a Delaware corporation (“HTLF”) may not be realized or take longer than anticipated to be realized;

•	disruption from the proposed Merger to relationships with our or HTLF’s customers, suppliers, employees, or other business partners;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (as defined below) we expect to enter into with HTLF;

•	the risk of unsuccessful integration of HTLF’s business with our business;

•	the failure to obtain the necessary approvals from HTLF’s stockholders or our shareholders, or the relevant regulators, in connection with the proposed Merger;

•	the amount of the costs, fees, expenses and charges related to the transactions contemplated by the merger agreement, including the proposed Merger;

•	the ability to obtain required government approvals of the transactions contemplated by the merger agreement, including the proposed Merger;

•	reputational risk and the risk of adverse reaction of our, HTLF’s and our respective affiliates’ customers, suppliers, employees or other business partners to the proposed Merger;

•

the failure of the closing conditions of the transactions contemplated by the merger agreement, including the proposed Merger, to be satisfied or any unexpected delay in closing the transactions contemplated by the merger agreement;

•	the risk that the integration of our and HTLF’s operations will be materially delayed or will be more costly or difficult than expected;

•

the possibility that the transactions contemplated by the merger agreement, including the proposed Merger, may be more expensive to complete than anticipated, including as result of unexpected factors or events;

•	the dilution caused by the issuance of additional shares of our common stock in the proposed Merger;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract and retain qualified employees;

•

natural disasters, war, terrorist activities, including instability in the Middle East and Russia’s military action in Ukraine, pandemics, and their effects on the economic and business environment in which we operate;

•	the outcome of any legal proceedings instituted against us or HTLF;

•

macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies and reputational harm to the U.S. banking system; and

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

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SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section beginning on page S-11 and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-46. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying base prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

UMB Financial Corporation

UMB Financial Corporation (together with its consolidated subsidiaries, unless the context requires otherwise, the “Company”) is a financial holding company that is headquartered in Kansas City, Missouri. The Company provides banking services and asset servicing to its customers in the United States and around the globe.

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, has its principal office in Missouri and also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska, Oklahoma, and Texas. UMB Bank offers a full complement of banking products and other services to commercial, retail, government, and correspondent-bank customers, including a wide range of asset-management, trust, bankcard, and cash management services.

The Company also owns UMB Fund Services, Inc. (“UMBFS”), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

The Company’s products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the Company’s small to middle-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, the Company’s specialty lending group offers a variety of business solutions including asset-based lending, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as accounts payable and receivable solutions, electronic fund transfer and automated payments, controlled disbursements, lockbox services, and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, asset management services, and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Institutional Banking includes UMBFS, which provides fund administration and accounting, investor services and transfer agency, and other services to mutual fund and alternative investment groups. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking. Products offered include deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, and residential mortgages. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

Recent Developments

Proposed Acquisition of Heartland Financial USA, Inc.

We expect to enter into a definitive agreement and plan of merger (the “merger agreement”) with HTLF and Blue Sky Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UMB (the “merger sub”). The merger agreement will provide that, upon the terms and subject to the conditions set forth therein, (i) merger sub will merge with and into HTLF (the “First Merger”), with HTLF surviving the First Merger as a wholly owned subsidiary of UMB (the “surviving entity”) and (ii) immediately following the effective time of the First Merger (the “effective time”) and as part of a single, integrated transaction, the surviving entity will merge with and into UMB (the “Second Merger” and, together with the First Merger, the “Merger”), with UMB surviving the Second Merger. On the day immediately following the closing date of the Merger, HTLF’s wholly owned banking subsidiary, HTLF Bank, will merge with and into UMB Bank (the “Bank Merger”), with UMB Bank continuing as the surviving bank in the Bank Merger.

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, each share of common stock, par value $1.00 per share, of HTLF (“HTLF common stock”), issued and outstanding immediately prior to the effective time, other than certain shares held by the Company or HTLF, will be converted into the right to receive 0.55 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of our common stock and cash in lieu of fractional shares. At the effective time, each share of 7.00% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share of HTLF, issued and outstanding immediately before the effective time will be converted into the right to receive one share of a newly created series of preferred stock of UMB with such rights, preferences, privileges and powers (including voting powers) as set forth in the form of certificate of designations to be attached as an exhibit to the merger agreement.

As of December 31, 2023, HTLF had total assets of approximately $19.4 billion, total deposits of approximately $16.2 billion, total liabilities of approximately $17.5 billion and stockholders’ equity of approximately $1.9 billion.

The Exchange Ratio is a fixed ratio. Therefore, the number of shares of our common stock to be received by holders of HTLF common stock as Merger Consideration will not change if the trading price of our common stock or the market value of HTLF common stock changes between the time of the execution of the merger agreement and the time the Merger is completed. The Exchange Ratio will not be adjusted or otherwise affected by the issuance of the shares of our common stock contemplated by this offering.

Upon completion of the transactions contemplated by the merger agreement, including the Merger, and assuming the completion of this offering of shares of our common stock, we expect that our shareholders, excluding those shares that may be issued upon physical settlement and/or net share settlement of the forward sale agreement entered into in connection with this offering, will own approximately 67.4% of the combined company and former HTLF stockholders will own approximately 32.6% of the combined company, disregarding any shares of our common stock that HTLF stockholders may hold and any shares of HTLF common stock that our shareholders may hold.

Consummation of the Merger is expected to be subject to the satisfaction of customary closing conditions, including receipt of necessary shareholder and regulatory approvals, and we currently expect the closing of the transactions contemplated by the merger agreement, including the Merger, to be completed in the first quarter of 2025. The merger agreement is expected to provide certain termination rights for both us and HTLF and further provide that a termination fee will be payable by either us or HTLF, as applicable, upon termination of the merger agreement under certain circumstances. The closing of this offering is not conditioned upon the closing of the Merger and the closing of the Merger is not conditioned upon the closing of this offering.

UMB Preliminary First Quarter Results

The tables below present highlights of our unaudited preliminary financial results as of and for the periods indicated. These unaudited preliminary financial results have been prepared by, and are the responsibility of, our management. Our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 will include our unaudited financial statements for the three months ended March 31, 2024, including the footnote disclosures associated with our results, as well as management’s discussion and analysis of results of operation and financial condition.

Our unaudited financial statements for the three months ended March 31, 2024 will not be available until after this offering is completed and, consequently, will not be available to you prior to your investment decision with respect to this offering. Preparation of our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 could result in changes to the unaudited preliminary financial results presented below.

The following should be read in conjunction with (i) our consolidated financial statements and related notes, as well as management’s discussion and analysis of results of operations and financial condition, in our 2023 10-K and our other filings with the SEC that are incorporated by reference herein and (ii) “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and similar sections in our filings with the SEC that are incorporated by reference herein.

Statements of Income Data

(unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Interest Income
Loans	$385.6	$308.4
Securities:
Taxable interest	61.1	53.0
Tax-exempt interest	25.3	25.3

Total securities income	86.4	78.3

Federal funds and resell agreements	3.1	5.7
Interest-bearing due from banks	44.7	16.2
Trading securities	0.3	0.1

Total interest income	520.1	408.7

Interest Expense
Deposits	223.9	127.9
Federal funds and repurchase agreements	27.7	23.3
Other	29.1	15.9

Total interest expense	280.6	167.1

Net interest income	239.4	241.7
Provision for credit losses	10.0	23.3

Net interest income after provision for credit losses	229.4	218.4

Noninterest Income
Trust and securities processing	69.5	62.4
Trading and investment banking	5.5	5.3
Service charges on deposit accounts	20.8	21.2
Insurance fees and commissions	0.3	0.3
Brokerage fees	13.2	13.7
Bankcard fees	22.0	18.2
Investment securities gains (losses), net	9.4	(5.3)
Other	18.8	14.6

Total noninterest income	159.2	130.2

Noninterest Expense
Salaries and employee benefits	143.0	142.5
Occupancy, net	12.3	12.2
Equipment	16.5	17.8
Supplies and services	3.3	3.9
Marketing and business development	6.0	5.3

	Three Months Ended March 31,
	2024	2023
Processing fees	27.9	23.2
Legal and consulting	7.9	7.3
Bankcard	10.6	7.1
Amortization of other intangible assets	2.0	2.3
Regulatory fees	19.4	5.6
Other	5.9	9.9

Total noninterest expense	254.8	237.1

Income before income taxes	133.9	111.6
Income tax expense	23.6	19.2

Net income	$110.3	$92.4

Balance Sheet Data

(unaudited, in millions)

	March 31
	2024	2023
Assets
Net loans	$23,411.5	$21,602.5
Total securities	12,677.6	13,203.4
Interest-bearing due from banks	6,673.1	3,121.3
Liabilities
Total deposits	36,913.6	31,931.9
Federal funds purchased and repurchase agreements	2,225.5	2,160.8
Short-term debt	1,800.0	2,800.0
Long-term debt	383.7	381.8

HTLF Preliminary First Quarter Results

The tables below present highlights of HTLF’s unaudited preliminary financial results as of and for the periods indicated. These unaudited preliminary financial results have been prepared by, and are the responsibility of, HTLF’s management. HTLF’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 will include its unaudited financial statements for the three months ended March 31, 2024, including the footnote disclosures associated with the results, as well as management’s discussion and analysis of results of operation and financial condition.

HTLF’s unaudited financial statements for the three months ended March 31, 2024 will not be available until after this offering is completed and, consequently, will not be available to you prior to your investment decision with respect to this offering. Preparation of HTLF’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 could result in changes to the unaudited preliminary financial results presented below.

The following should be read in conjunction with HTLF’s consolidated financial statements and related notes incorporated by reference herein, which are also included in its Annual Report on Form 10-K for the year ended December 31, 2023.

Statements of Income Data

(unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Interest Income
Interest and fees on loans	$195.7	$153.8
Interest on securities:
Taxable	47.0	55.9
Nontaxable	6.0	6.0
Interest on interest bearing deposits in other financial institutions	3.0	1.1

Total interest income	251.7	217.0

Interest Expense
Interest on deposits	84.1	56.9
Interest on short-term borrowings	7.5	2.4
Interest on other borrowings	5.8	5.4

Total interest expense	97.5	64.8

Net interest income	154.2	152.2
Provision for credit losses	1.0	3.1

Net interest income after provision for credit losses	153.2	149.1

Noninterest Income
Service charges and fees	17.1	17.1
Loan servicing income	0.1	0.7
Trust fees	5.0	5.7
Brokerage and insurance commissions	0.8	0.7
Capital markets fees	0.9	2.4
Securities gains (losses), net	0.1	(1.1)
Unrealized gain on equity securities, net	0.1	0.2
Net gains on sale of loans held for sale	0.1	1.8
Valuation adjustment on servicing rights	—	—
Income on bank owned life insurance	1.2	1.0
Other noninterest income	2.3	1.5

Total noninterest income	27.7	30.0

Noninterest Expenses
Salaries and employee benefits	64.0	62.1
Occupancy	7.3	7.2
Furniture and equipment	2.3	2.9
Professional fees	20.5	16.1
Advertising	1.4	2.0
Core deposit and customer relationship intangibles amortization	1.5	1.8
Other real estate and loan collection expenses	0.5	0.2
Loss on sales/valuations of assets, net	0.2	1.1

	Three Months Ended March 31,
	2024	2023
Acquisition, integration and restructuring costs	1.4	1.7
Partnership investment in tax credit projects	0.5	0.5
Other noninterest expenses	14.1	15.4

Total noninterest expenses	113.6	111.0

Income before income taxes	67.3	68.1
Income taxes	15.6	15.3

Net income	$51.7	$52.8

Balance Sheet Data

(unaudited, in millions)

	March 31
	2024	2023
Assets
Cash and cash equivalents	$444.4	$362.1
Securities	5,327.8	7,001.1
Loans receivable, net	11,520.7	11,382.6
Goodwill	576.0	576.0
Liabilities
Total deposits	15,302.2	17,681.3
Short-term borrowings	650.0	92.3
Other borrowings	372.7	372.1

The Offering

Issuer	UMB Financial Corporation.

Common stock offered by the forward seller(1)	2,800,000 shares of our common stock (or 3,220,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Common stock to be outstanding immediately before this offering(2)	48,743,348 shares of our common stock.

Common stock to be outstanding after settlement of the forward sale agreement, assuming full physical settlement(1)(2)(3)(4)	51,543,348 shares of our common stock (or 51,963,348 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Use of proceeds(1)(4)(5)	We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters.

We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of $201.6 million (or approximately $231.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $72.00 per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement.”

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

We intend to use such net proceeds for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into UMB Bank. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds.”

Dividend policy	Our current quarterly indicated dividend rate per share is $0.39. The quarterly dividends declared per share in 2023 and in 2022 were $0.38 and $0.37, respectively. Future dividends, declared at the discretion of our board of directors, will be dependent upon future earnings, cash flows and other factors.

Listing	Our common stock is listed on the NASDAQ under the symbol “UMBF.”

Conflicts of interest	All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest).”

Risk factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, beginning on page 6 of the accompanying base prospectus and in Item 1A in our 2023 10-K.

Accounting treatment	Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $72.00 per share (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share.

(1)

We currently anticipate that if the underwriters exercise their option to purchase additional shares, then the forward purchaser (or its affiliate) will borrow such additional shares from third parties for sale by the forward seller to the underwriters, and that we will enter into an additional forward sale agreement with the forward purchaser in connection therewith.

(2)	Based on the number of our issued and outstanding shares of our common stock as of March 31, 2024.
(3)

The number of shares outstanding after settlement of the forward sale agreement assuming physical settlement assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward seller delivering borrowed shares to the underwriters as further described elsewhere in this prospectus supplement.

(4)

The forward seller has advised us that it or its affiliate intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until physical or net share settlement of the forward sale agreement, which we expect will be within 18 months from the date hereof. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

(5)	The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement.

Unless we indicate otherwise, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including our 2023 10-K, as supplemented or updated by our other filings with the SEC before deciding whether this investment is suited to your particular circumstances. These risks are not the only risks we face. Our business operations could also be affected by additional factors that are not currently known to us or that we currently consider to be immaterial to our operations.

Risk Factors Relating to This Offering, Our Common Stock and the Forward Sale Agreement

The actual financial positions and results of operations of UMB, HTLF and the combined company may differ materially from the unaudited pro forma condensed combined financial data included in this prospectus supplement.

The unaudited pro forma condensed combined financial information contained in this prospectus supplement is presented for illustrative purposes only and may not be an indication of what our financial position or results of operations would have been had the transactions contemplated by the merger agreement been completed on the dates indicated. The unaudited pro forma condensed combined financial information has been derived from the audited historical consolidated financial statements of UMB and HTLF, and certain adjustments and assumptions have been made regarding the combined businesses after giving effect to the transactions. The assets and liabilities of HTLF have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma condensed combined financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the closing of the transactions contemplated by the merger agreement. Any potential decline in our financial condition or results of operations may cause significant variations in our share price.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of any common stock by us pursuant to the forward sale agreement upon physical settlement or net share settlement thereof, or in lieu of the forward seller selling our common stock to the underwriters as further described elsewhere in this prospectus supplement, will increase the number of shares of our common stock that we have outstanding.

In order to maintain our or our subsidiaries’ capital at desired or regulatory-required levels, we may issue additional shares of our common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of our common stock. We may sell these shares at prices below the current market price of shares, and the sale of these shares may significantly dilute shareholder ownership. We could also issue additional shares in connection with acquisitions of other financial institutions such as HTLF, which would also dilute shareholder ownership.

The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The market price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations in response to factors such as the following, some of which are beyond our control:

•	variations in our quarterly operating results;

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	changes in expectations as to future financial performance, including financial estimates by securities analysts and investors;

•	developments generally affecting industries in which we operate;

•	announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	favorable or adverse regulatory or legislative developments;

•	our dividend policy;

•	change in our management;

•	future sales by us of equity or equity-linked securities;

•	general domestic and international economic conditions; and

•	the realization of any of the other risks presented in our 2023 10-K.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.

The trading volume in our common stock at times may be low, which could adversely affect liquidity and stock price.

Although our common stock is listed for trading on the NASDAQ, the trading volume in the stock may at times be low and, in relative terms, less than that of other financial-services companies. A public trading market that is deep, liquid, and orderly depends on the presence in the marketplace of a large number of willing buyers and sellers and narrow bid-ask spreads. These market features, in turn, depend on a number of factors, such as the individual decisions of investors and general economic and market conditions, over which we have no control. During any period of lower trading volume in our common stock, the stock price could be more volatile, and the liquidity of the stock could suffer.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein and you will bear the risk of loss if the value or market price of our common stock is adversely affected.

Settlement provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if:

•

it (or its affiliate) (i) is unable to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement because of the lack of sufficient shares being made available for share borrowing by lenders or (ii) would incur a stock loan rate greater than the rate specified in the forward sale agreement to continue to borrow such shares;

•

certain ownership thresholds applicable to the forward purchaser, its affiliates and other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the forward purchaser are exceeded;

•

we declare any dividend or distribution on our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•

there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a hedging disruption or a change in law (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant.

In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement.

Moreover, the forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. Reductions in the applicable forward sale price could also increase the amount of cash we would owe to the forward purchaser (or decrease the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increase the number of shares of our common stock we would deliver to the forward purchaser (or decrease the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, then the forward sale agreement will automatically terminate. If the forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

Risks Related to the Merger

The dilution caused by the issuance of shares of our common stock in connection with the Merger may adversely affect the market price of our common stock.

The dilution caused by the issuance of the new shares of our common stock to HTLF stockholders in connection with the payment of the Merger Consideration may result in fluctuations in the market price of our common stock, including a stock price decrease.

We may not be able to successfully integrate HTLF or to realize the anticipated benefits of the acquisition.

Upon consummation of the transactions contemplated by the merger agreement, we will begin the process of integrating HTLF. A successful integration of its business with ours will depend substantially on our ability to consolidate operations, corporate cultures, systems and procedures and to eliminate redundancies and costs. We may not be able to combine our business with the business of HTLF without encountering difficulties that could adversely affect the ability to maintain relationships with existing clients, customers, depositors and employees, such as:

•	the loss of key employees;

•	the disruption of operations and business;

•	inability to maintain and increase competitive presence;

•	loan and deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	additional costs or unexpected problems with operations, personnel, technology and credit;

•	inconsistencies in standards, controls, procedures and policies; and/or

•	problems with the assimilation of new operations, systems, sites or personnel, which could divert resources from regular banking operations.

Any disruption to the businesses could cause customers to remove their accounts and move their business to a competing financial institution. Integration efforts between the two companies may also divert management attention and resources. Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit our successful integration of HTLF.

Further, we expect to enter into the merger agreement to acquire HTLF with the expectation that the acquisition will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross selling opportunities, technological efficiencies, cost savings and operating efficiencies. Achieving the anticipated benefits of the transactions contemplated by the merger agreement is subject to a number of uncertainties, including whether we integrate HTLF in an efficient, effective and timely manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits on the anticipated timeframe, or at all, could result in a reduction in the price of our common stock as well as in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially and adversely affect our business, financial condition and operating results. Additionally, upon consummation of the transactions contemplated by the merger agreement, we will make fair value estimates of certain assets and liabilities in recording the acquisition. Actual values of these assets and liabilities could differ from our estimates, which could result in our not achieving the anticipated benefits of the acquisition. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

We and HTLF have, and the combined company following the Merger will, incur significant transaction and Merger-related costs in connection with the transactions contemplated by the merger agreement.

We and HTLF have incurred and expect to incur significant non-recurring costs associated with combining the operations of HTLF with our operations. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employment-related costs, public company filing fees and other regulatory fees, printing costs and other related costs. We have begun collecting information in order to formulate detailed integration plans to deliver anticipated cost savings. Additional unanticipated costs may be incurred in the integration of our business with the business of HTLF, and there are many factors beyond our or HTLF’s control that could affect the total amount or timing of integration costs. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Whether or not the Merger is consummated, we, HTLF and the combined company will incur substantial expenses in pursuing the Merger and may adversely impact our and the combined company’s earnings.

Completion of the transactions contemplated by the merger agreement will be conditioned upon customary closing conditions, including the receipt of required governmental authorizations, consents, orders and approvals, including approval by certain federal banking regulators. We and HTLF intend to pursue all required approvals in accordance with the merger agreement. However, there can be no assurance that such approvals will be obtained without additional cost, on the anticipated timeframe, or at all.

Regulatory approvals for the Merger may not be received, may take longer than expected or may impose conditions that are not currently anticipated or that could have an adverse effect on the combined company following the Merger.

Before the proposed Merger and the Bank Merger, may be completed, various approvals, consents and non-objections must be obtained from regulatory authorities. In determining whether to grant these approvals, regulatory authorities consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in any party’s regulatory standing or any other factors considered by regulators in granting such approvals, governmental, political or community group inquiries, investigations or opposition; changes in legislation or the political environment, including as a result of changes of the U.S. executive administration, or Congressional leadership and regulatory agency leadership.

Even if the approvals are granted, they may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or will otherwise reduce the anticipated benefits of the Merger. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the Merger. Additionally, the completion of the Merger is conditioned on the absence of certain orders, injunctions or decrees by any governmental entity of competent jurisdiction that would prohibit or make illegal the completion of the transactions contemplated by the merger agreement.

Despite the parties’ expected commitment to use their reasonable best efforts to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the merger agreement, neither party is required under the terms of the merger agreement to take any action, commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the proposed Merger (measured on a scale relative to HTLF and its subsidiaries, taken as a whole).

The merger agreement may be terminated in accordance with its terms and the Merger may not be completed. Such failure to complete the transactions contemplated by the merger agreement could cause our results to be adversely affected, our stock price to decline or have a material and adverse effect on our stock price and results of operations.

If the transactions contemplated by the merger agreement, including the Merger, are not completed for any reason, including as a result of our shareholders failing to approve the issuance of the shares of our common stock constituting the Merger Consideration (the “Share Issuance”) or the amendment to our restated articles of incorporation to increase of the number of authorized shares of our common stock (the “Articles Amendment”) or HTLF stockholders failing to approve the merger agreement, there may be various adverse consequences and we and/or HTLF may experience negative reactions from the financial markets and from our respective customers and employees. Moreover, our stock price may decline because costs related to such transactions, such as legal, accounting and financial advisory fees, must be paid even if such transactions, including the Merger, are not completed. Moreover, we may be required to pay a termination fee of $70 million to HTLF upon a termination of the merger agreement in certain circumstances. In addition, if the transactions contemplated by the merger agreement are not completed, whether because of our failure to receive required regulatory approvals in a timely fashion or because one of the parties has breached its obligations in a way that permits HTLF to terminate the merger agreement, or for any other reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

The market price for our common stock following the closing of the transactions contemplated by the merger agreement may be affected by factors different from those that historically have affected or currently affect our common stock and HTLF common stock.

Subject to the terms and conditions of the merger agreement, upon completion of the Merger, holders of shares of HTLF common stock will receive shares of our common stock as Merger Consideration. The combined company’s business and financial position will differ from the business and financial position of the Company and HTLF before the completion of the Merger and, accordingly, the results of operations of the combined company will be affected by some factors that are different from those currently affecting our results of operations and those currently affecting the results of operations of HTLF. Accordingly, the market price and performance of our common stock is likely to be different from the performance of our common stock in the absence of the Merger. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, our common stock, regardless of our actual operating performance.

Upon completion of the transactions contemplated by the merger agreement, we will be subject to the risks related to HTLF’s business, including its commercial real estate loans.

Upon completion of the transactions contemplated by the merger agreement, we will be subject to risks related to HTLF’s business and take on its loans, investments and other obligations. This will increase our credit risk and, if such obligations are not repaid or losses are incurred on such obligations, there could be material and adverse effects on our business. Additionally, where our businesses overlap, any risks we face may be increased due to the transactions contemplated by the merger agreement. For example, HTLF’s loan portfolio has a large concentration of commercial real estate loans, which we will add to our existing portfolio. This may exacerbate the risks we already undertake with our own portfolio comprised meaningfully of commercial real estate loans, as described in our 2023 10-K under “Item 1A. Risk Factors—A meaningful part of the Company’s loan portfolio is secured by real estate and, as a result, could be negatively impacted by deteriorating or volatile real estate markets, the economic environment or associated environmental liabilities,” and may result in new ones.

For example, HTLF’s loan portfolio has a large concentration of commercial real estate loans, which involve additional risks because the value of real estate can fluctuate significantly in a short period of time as a result of market conditions in any of the geographic bank markets in which such real estate is located, as well as because funds are advanced based on estimates of costs and the estimated value of the completed project and therefore have a greater risk of default in a weaker economy. Construction projects require prudent underwriting including determination of a borrower’s ability to complete the project, while staying within budget and on time in accordance with construction plans. Economic events, supply chain issues, labor market disruptions, and other factors outside the control of HTLF and our control, or that of the borrowers, could negatively impact the future cash flow and market values of affected properties.

As a result of the transactions contemplated by the merger agreement and our acquisition of HTLF, we will record goodwill in connection with such acquisition, and if it becomes impaired, our earnings could be significantly impacted.

Under current accounting methods, goodwill is not amortized but, instead, is subject to impairment tests on at least an annual basis and more frequently if an event occurs or circumstances change that reduce the fair value of a reporting unit below its carrying amount. In connection with our acquisition of HTLF, we will record goodwill in the fair value amount of such acquisition. Although we do not anticipate impairment charges, if we conclude that some portion of such goodwill is impaired, a non-cash charge for the amount of such impairment would be recorded against earnings.

Additionally, HTLF records a significant amount of goodwill. At December 31, 2023, HTLF had goodwill of $576.0 million, representing approximately 30% of its stockholders’ equity. Upon the Merger, we will take on HTLF’s goodwill, and if all or some portion of that $576.0 million is impaired following the acquisition, we would be required to take a non-cash charge for such amount against our earnings. A goodwill impairment charge could be caused by a decline in our stock price or the occurrence of a triggering event that compounds negative financial results. Further, because a large portion of HTLF’s portfolio is secured by commercial real estate loans, if such portfolio were to be seen as less valuable in a deteriorating real estate market, we may be required to record an impairment on our HTLF acquisition. Therefore, following the transactions contemplated by the merger agreement, including the Merger, and our recording of goodwill in connection therewith, if such goodwill becomes impaired, our earnings could be significantly and adversely affected.

The future results of the combined company following the Merger may suffer if the combined company does not effectively manage its expanded operations.

Following the Merger, the size of the business of the combined company will increase significantly beyond the current size of either our or HTLF’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business.

In addition, HTLF’s bank subsidiary (“HTLF Bank”) is a Colorado state-chartered non-member bank subject to primary federal bank regulatory oversight by the Federal Deposit Insurance Corporation, while UMB Bank is, and the bank subsidiary of the combined company upon completion of the Bank Merger will be, a national bank subject to oversight by the Office of the Comptroller of the Currency (the “OCC”). The laws, regulations and regulatory guidance applicable to HTLF Bank and the bank subsidiary of the combined company will therefore differ in ways that may affect the operations of the combined company. Additionally, the internal policies of UMB Bank and HTLF Bank with regards to their investment portfolios may differ on factors such as hold limits per bond issuer, life of the bond, or credit risk appetite. As a result, there are assets on the balance sheet of HTLF Bank that the bank subsidiary of the combined company is not expected to hold, whether based on differences in regulatory oversight or internal policies, and we may dispose of such assets contemporaneous or subsequent to the closing of the Merger. The disposition of certain assets in a high-interest rate environment, such as we have in the past experienced, are currently experiencing and may experience again in the future, could result in a sale of assets at a market price that is different than the estimated book value of such assets and impact regulatory capital ratios at the time of the closing of the Merger. Further, we may replace such disposed assets with lower-yielding investments, any of which could impact our future earnings and return on equity.

There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the Merger.

We and HTLF will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on us and HTLF. These uncertainties may impair our and HTLF’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with us or HTLF to seek to change existing business relationships with us or HTLF. In addition, subject to certain exceptions, we and HTLF expect to agree to operate our respective businesses in the ordinary course consistent with past practice in all material respects prior to closing, and we and HTLF expect to agree not to take certain actions, which could cause us or HTLF to be unable to pursue other beneficial opportunities that may arise prior to the completion of the Merger.

Litigation related to the Merger could prevent or delay completion of the Merger or otherwise negatively affect the business and operations of us and HTLF.

We and HTLF may incur costs in connection with the defense or settlement of any shareholder or stockholder lawsuits filed in connection with the Merger. Such litigation could have an adverse effect on our and HTLF’s financial condition and results of operations and could prevent or delay the completion of the Merger.

The Merger will not be completed unless important conditions are satisfied or waived, including approval of the merger agreement by HTLF stockholders and approval of the Share Issuance and the Articles Amendment by our shareholders.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or, subject to applicable law, waived, the Merger will not occur or will be delayed and each of HTLF and us may lose some or all of the intended benefits of the Merger.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters.

We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of $201.6 million (or approximately $231.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $72.00 per share. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreement and the additional forward sale agreement, if any, for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into UMB Bank. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and the funding requirements of our subsidiaries.

All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the FINRA. See “Underwriting (Conflicts of Interest).”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus supplement, except that, unless the context requires otherwise, the term “forward sale agreement” as used in this section does not include any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares in the offering.

Introduction

UMB is providing the following unaudited pro forma condensed combined financial data to aid stockholders in their analysis of the financial aspects of the Merger and the forward sale agreement. The unaudited pro forma condensed combined financial data has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the audited consolidated balance sheet of UMB as of December 31, 2023 with the audited consolidated balance sheet of HTLF as of December 31, 2023, giving effect to the Merger and the forward sale agreement as if the Merger had been consummated and the forward sale agreement had been fully physically settled on December 31, 2023.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 combines the audited consolidated statement of income of UMB for the year ended December 31, 2023 with the audited consolidated statement of income of HTLF for the year ended December 31, 2023, giving effect to the Merger and forward sale agreement as if the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023.

The unaudited pro forma condensed combined financial data was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus:

•	The historical audited consolidated financial statements of UMB as of and for the year ended December 31, 2023; and

•	The historical audited consolidated financial statements of HTLF as of and for the year ended December 31, 2023.

The unaudited pro forma condensed combined financial data should also be read together with other financial data included elsewhere or incorporated by reference into this prospectus supplement.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial data has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial data. The pro forma adjustments reflect transaction accounting adjustments related to the Merger and the forward sale agreement, both of which are discussed in further detail below. Amounts presented reflect the accounting for the acquisition of HTLF by UMB. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Merger been consummated and the forward sale agreement been fully physically settled on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial data appearing below also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial data is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.

Accounting for the Merger

The acquisition of HTLF will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price reflected in the following unaudited pro forma condensed combined financial statements is preliminary and is subject to adjustment upon receipt of, among other things, appraisals of some of the assets and liabilities of HTLF.

Forward sale agreement

In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 2,800,000 shares of our common stock. Such borrowed shares of our common stock will be delivered by the forward seller for sale to the underwriters in this offering. In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.

We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriters. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

Basis of Pro Forma Presentation

The historical financial data of UMB and HTLF has been adjusted to give pro forma effect to the transaction accounting required for the Merger and the forward sale agreement. The adjustments in the unaudited pro forma condensed combined financial data have been identified and presented to provide relevant information necessary to evaluate the financial overview of the combined company upon closing of the Merger and full physical settlement of the forward sale agreement.

The unaudited pro forma condensed combined financial data is not necessarily indicative of what the combined company’s balance sheet or statement of income would have been had the Merger been completed and the forward sale agreement been fully physically settled as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Merger. HTLF and UMB have not had any historical material relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

(in thousands)

	UMB Historical	HTLF Historical	Transaction Adjustments			Combined Pro Formas
ASSETS
Loans	$23,172,484	$12,068,645	$(780,326)	(A)		$34,460,803
Allowance for credit losses on loans	(219,738)	(122,566)	59,199	(A)		(367,803)
			(84,698)	(E)

Net loans	22,952,746	11,946,079	(805,825)			34,093,000
Loans held for sale	4,420	5,071				9,491
Securities:
Available for sale	7,068,613	4,646,891				11,715,504
Held to maturity, net of allowance for credit losses	5,688,610	838,241	(26,278)	(A)		6,500,573
Trading securities	18,093	—				18,093
Other securities / Other investments at cost	492,935	91,277				584,212

Total securities	13,268,251	5,576,409	(26,278)			18,818,382
Federal funds sold and securities purchased under agreements to resell	245,344					245,344
Interest-bearing due from banks	5,159,802					5,159,802
Interest bearing deposits with other banks and other short-term investments		47,459				47,459
Cash and due from banks	447,201	275,554	201,600	(B)		709,355
			(215,000)	(D)
Time deposits in other financial institutions		1,240				1,240
Premises and equipment, net	241,700	177,001				418,701
Premises and equipment held for sale		4,069				4,069
Other real estate, net		12,548				12,548
Accrued income	220,306					220,306
Goodwill	207,385	576,005	207,785	(A)		991,175
Other intangibles, net	71,012	18,415	407,585	(A)		497,012
Cash surrender value on life insurance		197,085				197,085
Deferred tax assets			58,609	(A)		58,609
Other assets	1,193,507	574,772				1,768,279

Total assets	44,011,674	19,411,707	(171,524)			63,251,857

LIABILITIES
Deposits
Noninterest-bearing demand	12,130,662	4,500,304				16,630,966
Interest-bearing demand and savings	20,588,606	8,805,597				29,394,203
Time deposits under $250,000	2,292,899					2,292,899
Time deposits of $250,000 or more	780,692					780,692
Time deposits		2,895,813	11,015	(A	)	2,906,828

Total deposits	35,792,859	16,201,714	11,015			52,005,588

Federal funds purchased and repurchase agreements	2,119,644					2,119,644
Borrowings		622,255				622,255
Short-term debt	1,800,000					1,800,000
Long-term debt	383,247	372,396	(71,744)	(A	)	683,899

	UMB Historical	HTLF Historical	Transaction Adjustments			Combined Pro Formas
Accrued expenses and taxes	389,860					389,860
Other liabilities	425,645					425,645
Accrued expenses and other liabilities		282,225				282,225

Total liabilities	40,911,255	17,478,590	(60,729)			58,329,116
SHAREHOLDER’S EQUITY
Series E Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock		110,705				110,705
Common stock	55,057	42,688	(19,188)	(A	)	81,357
			2,800	(B	)
Capital surplus	1,134,363	1,090,740	695,475	(A	)	3,119,378
			198,800	(B	)
Retained earnings	2,810,824	1,141,501	(1,141,501)	(A	)	2,511,126
			(215,000)	(D	)
			(84,698)	(E	)
Accumulated other comprehensive loss, net	(556,935)	(452,517)	452,517	(A	)	(556,935)
Treasury stock at cost	(342,890)	—				(342,890)

Total shareholder’s equity	3,100,419	1,933,117	(110,795)			4,922,741

Total liabilities and stockholders’ equity	$44,011,674	$19,411,707	$(171,524)			$63,251,857

Please refer to the notes to the unaudited pro forma condensed combined financial data

Unaudited Pro Forma Condensed Combined Statement of Income

As of December 31, 2023

(in thousands)

	UMB Historical	HTLF Historical	Transaction Adjustments		Combined Pro Formas
INTEREST INCOME
Loans	$1,399,961	$697,997	$156,065	(AA)	$2,254,023
Securities:
Taxable interest	214,981	223,521			438,502
Tax-exempt interest	102,197	25,268			127,465

Total securities income	317,718	248,789	—		565,967
Federal funds and resell agreements	17,647	3			17,650
Interest-bearing due from banks	103,190				103,190
Interest on interest bearing deposits in other financial institutions		7,007			7,007
Trading securities	729				729

Total interest income	1,838,705	953,796	156,065		2,948,566
INTEREST EXPENSE
Deposits	704,210	319,688	(11,015)	(AA)	1,012,883
Federal funds and repurchase agreements	93,026				93,026
Borrowings		10,311			10,311
Term debt		22,560	(8,297)	(AA)	14,263
Other	121,353				121,353

Total interest expense	918,589	352,559	(19,312)		1,251,836

Net interest income	920,116	601,237	175,377		1,696,730
Provision for credit losses	41,227	21,707	84,698	(CC)	147,632

Net interest income after provision for credit losses	878,889	579,530	90,679		1,549,098

NONINTEREST INCOME
Trust and securities processing	257,200				257,200
Trading and investment banking	19,630				19,630
Service charges on deposit accounts	84,950	74,024			158,974
Loan servicing income		1,561			1,561
Trust fees		20,715			20,715
Insurance fees and commissions	1,009				1,009
Brokerage fees	54,119				54,119
Brokerage fees and insurance commissions		2,794			2,794
Capital market fee		10,007			10,007
Bankcard fees	74,719				74,719
Investment securities (losses) gains, net	(3,139)	(141,539)			(144,678)
Unrealized gain on equity securities, net		240			240
Net gains on sale of loans held for sale		3,880			3,880
Income on bank owned life insurance		3,771			3,771
Other	53,365	3,621			56,986

Total noninterest income	541,853	(20,926)	—		520,927

	UMB Historical	HTLF Historical	Transaction Adjustments			Combined Pro Formas
NONINTEREST EXPENSE
Salaries and employee benefits	553,421	251,276				804,697
Occupancy, net	48,502	26,847				75,349
Equipment	68,718	11,599				80,317
Supplies and services	16,829					16,829
Marketing and business development / Advertising expense	25,749	8,347				34,096
Processing Fees	103,099					103,099
Legal and consulting	29,998					29,998
Bankcard	32,969					32,969
Amortization of other intangible assets	8,587	6,739	74,106	(AA	)	89,432
Regulatory fees	77,010					77,010
Professional fees		58,667				58,667
FDIC insurance assessments		19,940				19,940
Other real estate and loan collection expenses		1,489				1,489
(Gain) on sale/valuations of assets, net		(77)				(77)
Acquisition, integration and restructuring costs		10,359	215,000	(BB	)	225,359
Partnership investment in tax credit projects		5,401				5,401
Other	34,258	61,240				95,498

Total noninterest expense	999,140	461,827	289,106			1,750,073

Income before taxes	421,602	96,777	(198,427)			319,952
Income tax expenses	71,578	16,857	(62,937)	(EE	)	25,498

NET INCOME	350,024	79,920	(135,491)			294,453
Preferred dividends		(8,050)				(8,050)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$350,024	$71,870	$(135,491)			$286,403

PER SHARE DATA.
Net income – basic	$7.22	$1.68				$3.83
Net income – diluted	$7.18	$1.68				$3.81
Dividends	$1.53	$1.20				$2.73
Weighted average shares outstanding – basic	48,503,643	42,701,000				74,803,643
Weighted average shares outstanding – diluted	48,763,820	42,792,000				75,113,870

Please refer to the notes to the unaudited pro forma condensed combined financial data

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Merger had been consummated and the forward sale agreement had been fully physically settled on December 31, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statement of income, as if the Merger had been consummated and the forward sale agreement had been fully physically settled on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of income.

The unaudited pro forma condensed combined financial data has been prepared assuming the purchase method of accounting in accordance with GAAP. Under this method, HTLF’s assets and liabilities as of the date of the Merger will be recorded at their respective fair values and added to those of UMB. Any difference between the purchase price for HTLF and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions with further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus supplement and are subject to change as additional information becomes available and additional analyses are performed. UMB management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Merger will be expensed as incurred under ASC 805 and are assumed to be cash settled.

UMB has performed a preliminary review of HTLF’s and UMB’s accounting policies, and no material impacts are expected to be required as a result of the review performed.

2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

(A)	Reflects the purchase price allocation adjustments to record HTLF’s assets and liabilities at estimated fair value as of December 31, 2023 based on the consideration conveyed.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. Goodwill is expected to be recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets of HTLF. This was considered appropriate based on the determination that the Merger would be accounted for as a business acquisition under ASC 805. The deferred tax assets represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using an estimated tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates and the difference may be material.

Net Assets Identified	Fair Value as of December 31, 2023 (in thousands)
Loans	$11,288,319
Allowance for credit losses on loans	(63,367)
Loans held for sale	5,071
Available for sale	4,646,891
Held to maturity, net of allowance for credit losses	811,963
Other securities / Other investments at cost	91,277
Interest bearing deposits with other banks and other short-term investments	47,459
Cash and due from banks	275,554
Time deposits in other financial institutions	1,240
Premises and equipment, net	177,001
Premises and equipment held for sale	4,069
Other real estate, net	12,548
Goodwill	783,790
Core deposit intangible (“CDI”)	426,000
Cash surrender value on life insurance	197,085
Deferred tax assets	58,609
Other assets	574,772
Noninterest-bearing demand	(4,500,304)
Interest-bearing demand and savings	(8,805,597)
Time deposits	(2,906,828)
Borrowings	(622,255)
Long-term debt	(300,652)
Accrued expense and other liabilities	(282,225)
Total Fair Value	1,920,420

Consideration Conveyed	(in thousands except exchange ratio and stock price)
Shares to HTLF common stockholders	$23,500,000
Current UMB stock price	81.72	(1)

Total preliminary purchase price consideration	$1,920,420

(1)

Reflects opening price of UMB’s common stock as of April 22, 2024. A 10% fluctuation in the market price of UMB’s stock price would affect the estimated value of the Merger Consideration reflected in the unaudited pro forma condensed combined financial data with a corresponding change to goodwill (bargain purchase gain) related to the Merger, as illustrated in the table below:

Change in Stock Price	Stock Price	Estimated Merger Consideration (in thousands)	Estimated Goodwill (in thousands)
As presented for consideration conveyed	$81.72	$1,920,420	$783,790
10% increase in stock price	$89.89	$2,112,462	$975,832
10% decrease in stock price	$73.55	$1,728,378	$591,748

(B)

Represents the receipt of $201.6 million from the forward purchaser and the issuance of 2,800,000 shares, in accordance with the terms of the forward sale agreement and assuming such shares are issued at the initial forward sale price of $72.00 per share and that the forward sale agreement has been fully physically settled.

(C)

Reflects nonrecurring transaction costs of $215.0 million expected to be incurred as a result of the Merger and the forward sale agreement. This amount is comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The nonrecurring expense is reflected at adjustment (BB).

(D)

Reflects the recognition of an allowance for loan losses on HTLF’s loans; this adjustment relates to loans that are not considered to be purchase credit deteriorated (“PCD”) assets. The nonrecurring expense is reflected at adjustment (CC).

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Year ended December 31, 2023

(AA)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:

1)	Interest income related to Loans. Reflects an increase in interest income related to loans due to the reduced fair value of loans per the purchase price allocation.

2)	Interest expense related to Time deposits. Reflects a decrease in interest expense related time deposits due to the increase in fair value of this liability per the purchase price allocation.

3)	Interest expense related to Long-term debt. Reflects a decrease in interest expense related to long-term debt due to the reduced fair value of this liability per the purchase price allocation.

4)	Amortization expense. Reflects an increase in amortization expense related to CDI, calculated using the sum-of-the-year-digits method and an amortization period of 10 years.

(BB)

Reflects the recognition of nonrecurring expenses related to estimated transaction costs in the amount of $215.0 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. An equivalent balance sheet adjustment is reflected at adjustment (C).

(CC)	Reflects the recognition of nonrecurring expenses related to the provision for credit losses. An equivalent balance sheet adjustment is reflected at adjustment (D).

(DD)	Reflects the tax impact of all pro forma adjustments for the year ended December 31, 2023, calculated using the estimated global blended statutory rate of 21%.

4. Earnings per Share Information

The pro forma weighted average shares calculations have been performed for the year ended December 31, 2023 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and the forward sale agreement, assuming they occurred, and the forward sale agreement was fully physically settled, on January 1, 2023. As the Merger and the forward sale agreement are being reflected as if they had occurred, and the forward sale agreement was fully physically settled, at the beginning of the period presented, the calculation of weighted average shares outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Merger and the forward sale agreement have been outstanding for the entire periods presented.

Pro forma net income per share—basic and diluted

(in thousands except share and per share amounts)

For the Year Ended December 31, 2023
Numerator
Pro forma net income – basic and diluted	$294,453
Less: Preferred dividends	(8,050)
Net earnings allocated to common stock	286,403
Denominator
Pro forma weighted average shares of common stock outstanding – basic	74,803,643
Pro forma basic earnings per share	$3.83
Add: Dilutive effect of stock options and restricted stock	310,227
Pro forma weighted average shares of common stock outstanding – diluted	75,113,870
Pro forma diluted earnings per share	$3.81

The above calculation excludes the following potential common stock as of December 31, 2023 from the computation of diluted net earnings per share attributable to common shareholders of the combined company for the period indicated because including them would have had an antidilutive effect:

	As of December 31, 2023
Outstanding stock options and RSUs of UMB	55,649
Stock units of HTLF	61,600	(1)
Stock options of HTLF	33,000	(2)

(1)	Assumes 112,000 stock units of HTLF outstanding, multiplied by the Exchange Ratio.

(2)	Assumes 60,000 stock options of HTLF outstanding, multiplied by the Exchange Ratio.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

•	a foreign corporation, or

•	a foreign estate or trust.

If an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any U.S. federal gift, alternative minimum tax or Medicare contribution tax considerations or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Dividends

To the extent that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces a non-U.S. holder’s adjusted tax basis in our common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined below) withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

However, dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividend income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Gain on Disposition of Common Stock

Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code;

•

the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•

we are or have been a “United States real property holding corporation” (as described below) at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the U.S. or conducted through certain U.S.-

related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person in order to avoid additional information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock of a U.S. issuer paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

Federal Estate Tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING (CONFLICTS OF INTEREST)

In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 2,800,000 shares of our common stock. Such borrowed shares of our common stock will be delivered by the forward seller for sale to the BofA Securities, Inc., Morgan Stanley & Co. LLC, Piper Sandler & Co. and RBC Capital Markets, LLC as underwriters in this offering (the “underwriters”), subject to the terms and conditions of the underwriting agreement among us, the forward seller, the forward purchaser, and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as the representatives for the underwriters.

Underwriters	Number of Shares
BofA Securities, Inc.	2,100,000
Morgan Stanley & Co. LLC	420,000
Piper Sandler & Co.	140,000
RBC Capital Markets, LLC	140,000

Total	2,800,000

The underwriters have agreed to purchase all of the shares of our common stock sold under the underwriting agreement if they purchase any shares. The underwriting agreement provides that the obligation of the underwriters to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions contained in the underwriting agreement.

We estimate that the total expenses of this offering and the forward sale agreement payable by us, excluding underwriting discounts and commissions, will be approximately $1.2 million.

We have agreed to indemnify the underwriters, the forward seller and the forward purchaser against, or contribute to payments that the underwriters, the forward seller and the forward purchaser may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The public offering price of the shares of our common stock offered pursuant to this prospectus supplement is $75.00 per share. The underwriters may sell the shares of our common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal. The difference between the public offering price of $75.00 per share and the price at which the underwriters purchase our shares of our common stock (which is $72.00 per share) will be deemed underwriting compensation.

Forward Sale Agreement

We have entered into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to an aggregate of 2,800,000 shares of our common stock. In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 2,800,000 shares of our common stock.

In the event that (i) the forward purchaser (or its affiliate) is unable through commercially reasonable efforts to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold to the underwriters or (ii) in the forward purchaser’s commercially reasonable judgment either it is impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters. In such event, we or the underwriters will have the right to postpone the closing date for a period not exceeding one business day to effect any required changes in any documents or arrangements in connection with such closing.

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof at the then applicable forward sale price.

The forward sale price will initially be $72.00 per share, which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $72.00 per share (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if:

•

it (or its affiliate) (i) is unable to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement because of the lack of sufficient shares being made available for share borrowing by lenders or (ii) would incur a stock loan rate greater than the rate specified in the forward sale agreement to continue to borrow such shares;

•

certain ownership thresholds applicable to the forward purchaser, its affiliates and other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the forward purchaser are exceeded;

•

we declare any dividend or distribution on our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•

there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a hedging disruption or a change in law (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy or insolvency related to us, the forward sale agreement will automatically terminate without further liability of any party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement.

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the forward sale agreement) is below the forward sale price under the forward sale agreement at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference.

In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. We will not be able to control the manner in which the forward purchaser unwinds its hedge positions.

The foregoing is a description of certain provisions of the forward sale agreement we have entered into in connection with this offering, copies of which are available upon request from us at the address set forth under “Where You Can Find More Information.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the forward sale agreement.

Option to Purchase Additional Shares

The underwriters have been granted an option to purchase up to an additional 420,000 shares of our common stock at a price of $72.00 per share, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriters, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.

Lock-Ups

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, in each case, for a period of 60 days from the date of the final prospectus supplement for this offering, without the prior written consent of BofA Securities, Inc. The foregoing sentence does not apply to (A) the shares of our common stock to be sold in this offering or that may be issued, sold and/or delivered pursuant to the forward sale agreements, (B) any shares of our common stock issued by us upon the exercise of certain options or warrants or the conversion of certain securities outstanding on the date of the execution of the underwriting agreement for this offering, (C) any shares of our common stock issued or options to purchase our common stock granted pursuant to certain existing equity plans, incentive compensation plans or benefit plans, (D) any shares of our common stock issued in connection with the Merger, or (E) any shares of our common stock issued pursuant to certain non-employee director stock plans or dividend reinvestment plans.

Our directors and executive officers have entered into lock-up agreements with the underwriters pursuant to which each of these persons, with limited exceptions, for a period of 60 days (the “Restricted Period”) after the date of the execution of the underwriting agreement for this offering, may not, without the prior written consent of BofA Securities, Inc.: (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with SEC rules and regulations) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act, (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. Subject to certain conditions, the foregoing restrictions do not apply to transfers (i) as a bona fide gift or gifts; (ii) by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such director or executive officer; (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (iv) pursuant to an order of a court or regulatory agency having jurisdiction over such director or executive officer; (v) to any corporation, partnership, limited liability company or other entity of which such director or executive officer or the immediate family of such director or executive officer are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; (vii) to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such director or executive officer or one or more immediate family members of such director or executive officer; (viii) to the Company upon such director’s or executive officer’s death, disability or termination of employment or other service relationship with the Company, provided that such shares of our common stock were issued to such director or executive officer pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for this offering; (ix) to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such shares of our common stock received upon such exercise, vesting or settlement shall be subject to the restrictions described in this paragraph; (2) any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause (ix); (3) such director or executive officer does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by such director or executive officer pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in the prospectus for this offering; or (x) pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by such director or executive officer prior to the date of the lock-up agreement executed by such director or executive officer; provided, however, that (A) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (B) such director or executive officer does not otherwise voluntarily effect any other public filings or report regarding such sales or transfers during the Restricted Period.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than the underwriters are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a short position, it will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales the underwriters may be required to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Electronic Distribution

In connection with the offering, the underwriters may distribute prospectuses by electronic means, such as email.

Certain Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. BofA Securities, Inc. is acting as financial advisor to us in connection with the transactions contemplated by the merger agreement.

In the ordinary course of their various business activities, the underwriters and their affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of us or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we issue and sell to the underwriters in lieu of the forward seller delivering and selling shares of our common stock to the underwriters) will be paid to the forward seller. As a result, the forward seller will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, and BofA Securities, Inc. is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121).

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), the underwriters have represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), the underwriters have represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)	in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of common stock shall require us or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters, and the underwriters’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The communication of this prospectus supplement and any other relevant documents or materials relating to the issue or sale of any shares of common stock is not being made, and this prospectus supplement and such documents or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement and such relevant documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and such other relevant documents or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and any other relevant documents or materials relating to the issue or sale of any shares of common stock are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or any such relevant documents or materials relate is available only to relevant persons and will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or any other relevant documents or materials relating to the issue or sale of any shares of common stock or any of their contents.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying base prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying base prospectus or any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying base prospectus or any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or that do not constitute an offer to the public within the meaning thereof. No advertisement, invitation or document relating to the shares of common stock has been issued or has been in the possession of any person for the purposes of issue, or will be issued or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and, accordingly, the shares of common stock will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of any Japanese Person or, for the account or benefit of, to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of common stock except:

(a)

to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement and the accompanying base prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying base prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying base prospectus. The shares of common stock to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying base prospectus, you should consult an authorized financial advisor.

In relation to their use in the Dubai International Financial Centre, this prospectus supplement and the accompanying base prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

VALIDITY OF SECURITIES

Certain legal matters with respect to the offering of our common stock described in this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York and Sandberg Phoenix & Von Gontard P.C., Kansas City, Missouri, and for the underwriters, the forward seller and the forward purchaser by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the accompanying registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Heartland Financial USA, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of Heartland Financial USA, Inc.’s internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the accompanying registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying base prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement or the accompanying base prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. You should be aware that this prospectus supplement does not contain all the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

Our common stock is listed on the NASDAQ under the symbol “UMBF.”

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus supplement and the accompanying base prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and until the termination of the offering under this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024;

•	Our Current Report on Form 8-K filed on February 5, 2024;

•

Our definitive Proxy Statement on Schedule 14A filed on March 13, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•

The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operation.

We are also incorporating by reference into this prospectus supplement and the accompanying base prospectus the audited financial statements of HTLF as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, and the notes thereto which are included in HTLF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and the accompanying base prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement and the accompanying base prospectus (including exhibits to the documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	debt securities, which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in prospectus supplements. You should read this prospectus, the applicable prospectus supplement and any “free writing prospectus” carefully before you invest.

The securities may be offered and sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on an immediate, continuous or delayed basis. If any agent, underwriter or dealer is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution” in this prospectus.

Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UMBF.” The last reported sale price of our common stock on NASDAQ on August 16, 2022 was $98.80 per share. Unless otherwise indicated in the applicable prospectus supplement, the other securities will not be listed on a national securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus. Before buying our securities, you should carefully read this prospectus, the applicable prospectus supplement, and documents incorporated by reference, including the risk factors described in any of those documents. See “Where You Can Find More Information” in this prospectus. These securities will not be deposits or other obligations insured by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and our telephone number is (816) 860-7000.

The date of this prospectus is August 17, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using a shelf registration process as a “well-known seasoned issuer,” as defined under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time, offer and sell, in one or more offerings, in any combination, a number and amount of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and the securities offered. The prospectus supplement also may add to, update or change information provided in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus, on the one hand, and the information contained or incorporated by reference in any applicable prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement, any “free writing prospectus” and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus prior to investing.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

As allowed by SEC rules, this prospectus does not contain all of the information in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract, agreement or other document are not necessarily complete. In each instance we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with any information other than what is contained in this prospectus, any prospectus supplement or any “free writing prospectus” or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any state or jurisdiction where an offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a financial holding company headquartered in Kansas City, Missouri, and do not include our consolidated subsidiaries or other affiliates. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (the “Exchange Act”) (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus and until all offerings under the registration statement of which this prospectus is a part are completed or terminated:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on April 28, 2022, and June 30, 2022, filed with the SEC on July 28, 2022;

3.

Our definitive Proxy Statement on Schedule 14A, filed on March  15, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021);

4.	Our Current Reports on Form 8-K, filed with the SEC on April 29, 2022 and July 29, 2022; and

5.

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

From time to time the Company has made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey the Company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations, in each case as of the date such forward-looking statements are made.

This prospectus, including any information incorporated by reference in this prospectus, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond the Company’s control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of recent financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	the Company’s ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to the Company or its affiliates;

•	adverse publicity or other reputational harm to the Company;

•	changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets;

•	the Company’s ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

the Company’s ability to innovate to anticipate the needs of current or future customers, to successfully compete in its chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other conditions of the Company’s customers, counterparties, or competitors;

•	the Company’s ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, the Company or the financial-services industry;

•	the Company’s ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	the Company’s ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including its capacity to withstand cyber-attacks;

•

the adequacy of the Company’s corporate governance, risk-management framework, compliance programs, or internal controls, including its ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of the Company’s methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	the Company’s ability to keep pace with changes in technology that affect the Company or its customers, counterparties, or competitors;

•	mergers, acquisitions, or dispositions, including the Company’s ability to integrate acquisitions and divest assets;

•	the adequacy of the Company’s succession planning for key executives or other personnel;

•	the Company’s ability to grow revenue, control expenses, or attract and retain qualified employees;

•	natural disasters, war, terrorist activities, pandemics, or the outbreak of COVID-19 or similar outbreaks, and their effects on economic and business environments in which the Company operates;

•

adverse effects due to COVID-19 on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to the Company’s business, financial position, results of operations, and prospects;

•	impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; and

•	other assumptions, risks, or uncertainties described in any of the Company’s annual, quarterly or current reports.

You should also consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Any forward-looking statement made by the Company or on its behalf speaks only as of the date that it was made. The Company does not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that the Company may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

RISK FACTORS

An investment in our securities involves risks. Before buying our securities, you should carefully read and consider the risk factors included in our periodic reports or in the prospectus supplement relating to the specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus.

THE COMPANY

UMB Financial Corporation (together with its consolidated subsidiaries, unless the context requires otherwise, the “Company”) is a financial holding company that is headquartered in Kansas City, Missouri. The Company provides banking services and asset servicing to its customers in the United States and around the globe.

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, National Association (the “Bank”), has its principal office in Missouri and also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska, Oklahoma, and Texas. The Bank offers a full complement of banking products and other services to commercial, retail, government, and correspondent-bank customers, including a wide range of asset-management, trust, bankcard, and cash-management services.

The Company also owns UMB Fund Services, Inc. (“UMBFS”), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

The Company’s products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the Company’s small to mid-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, the Company’s specialty lending group offers a variety of business solutions including asset-based lending, accounts receivable financing, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as, accounts payable and receivable solutions, electronic fund transfer and automated payments, controlled disbursements, lockbox services, and remote deposit capture services

Institutional Banking is a combination of banking services, fund services, asset management services, and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Institutional Banking includes fund services, which provides fund administration and accounting, investor services and transfer agency, marketing and distribution, custody, and alternative investment services. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts (HSAs) and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking. Products offered include deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, residential mortgages, and small business loans. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing that stock contained in our Restated Articles of Incorporation and Bylaws, copies of which we have previously filed with the SEC and which are incorporated by reference into this prospectus. Because this description is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of the Restated Articles of Incorporation and Bylaws. This summary also is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement.

Our Restated Articles of Incorporation authorize us to issue up to 80,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On August 15, 2022, approximately 48,306,792 shares of common stock were outstanding. As of the date of this prospectus, no class or series of preferred stock has been established.

Common Stock

The holders of our common stock are entitled to receive such dividends as our Board of Directors (“Board”) may from time to time declare out of assets legally available for that purpose, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subject to the prior rights of any preferred shareholders, common shareholders have all voting rights on matters that are required or decided to be submitted to them under applicable law or our governing documents. Except in the election of directors, each common shareholder has one vote for each share of stock in that person’s name on our books as of the record date, unless otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each common shareholder has the right to cast a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the votes may be cast for one director candidate or distributed among two or more director candidates. In any matter other than the election of directors, every decision of a majority of the shares of common stock cast at a meeting at which a quorum is present is valid as an act of the shareholders, unless a larger vote is required by applicable law or our governing documents. Directors are elected by a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

In an uncontested election of directors (that is, an election where the number of properly nominated director candidates does not exceed the number of directors to be elected), if any director receives a greater number of votes withheld than for, under our Corporate Governance Guidelines, the affected director is expected to promptly submit a letter of resignation to the Chair of our Corporate Governance & Nominating Committee and the Chair of our Board, specifying that the resignation will become effective upon acceptance by the Board. If the letter of resignation is accepted, the Board may fill the vacancy in compliance with the Bylaws and the Corporate Governance Guidelines or may leave the seat vacant and, if necessary or appropriate, amend the Corporate Governance Guidelines to reduce the size of the Board. If the letter of resignation is rejected, the director will continue to serve in that capacity.

In the event of any dissolution or liquidation or winding up of the Company, common shareholders are entitled to receive our net assets that remain after we have paid or provided for all of our liabilities and all of the preferential amounts to which any preferred shareholders are entitled.

Unless otherwise indicated in the applicable prospectus supplement, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock do not have any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. currently acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on NASDAQ under the symbol “UMBF.”

Preferred Stock

Under our Restated Articles of Incorporation, our Board is authorized, subject to limitations under applicable law, to provide for the issuance of shares of preferred stock in series, and in compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board with respect to each series includes, but is not limited to, determination of the following:

•

The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board shall have otherwise provided in creating such series) and the distinctive designation thereof;

•

The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

•

Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

•

The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•

Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board will not conflict with the Restated Articles of Incorporation or with the resolution or resolutions adopted by the Board, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of common shareholders will be subject to, and may be adversely affected by, the rights of any preferred shareholders for preferred shares that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price or prices of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the dividend and liquidation preference per share of preferred stock;

•	whether the preferred stock will be issued in other than book-entry form;

•	any listing of the preferred stock on a securities exchange;

•

whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares” in this prospectus;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to, or on parity with, the series of preferred stock being offered as to dividend and liquidation rights; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares” in this prospectus, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is to be paid other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders, at their respective addresses appearing in the depositary’s books, of the depositary receipts evidencing the depositary shares we are redeeming. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made if the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if it is specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to the depositary instructing us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if it is specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effectuate the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	if applicable, each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of any notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	whether the warrants will be sold separately or with other securities as parts of units;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the stock purchase contracts and stock purchase units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of stock purchase contract agreement and stock purchase unit agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any stock purchase contracts and stock purchase units we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final stock purchase contract agreement and stock purchase unit agreement.

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of common stock, preferred stock, depositary shares, debt securities, or junior subordinated debt securities of the Company, or trust preferred securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or require holders of stock purchase contracts to make periodic payments to us, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information” in this prospectus.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. Any senior debt securities will rank equally with all of our other senior and unsubordinated debt. Any subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture pursuant to which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to the payment of dividends.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price and any original issue discount, if applicable, of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method for determining such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for registration, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or upon the happening of a specified event or at the option of the holders and the terms and conditions of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the applicable indenture and the terms and conditions of such defeasance;

•

if other than the currency of the United States, the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries or any other entities will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase and sell securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities.

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The subordinated indenture defines senior indebtedness of the Company as all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the indenture covering the subordinated debt securities or thereafter incurred or created: (i) the principal of and premium, if any, and interest due on the Company’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all of the Company’s capital lease obligations; (iii) any of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (iv) all of the Company’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); provided, however, that the following will not constitute senior indebtedness: (a) any indebtedness that expressly provides (x) that such indebtedness will not be senior in right of payment to the subordinated debt securities, or (y) that such indebtedness will be subordinated to any other indebtedness of the Company, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities; (b) any indebtedness of the Company in respect of the subordinated debt securities; (c) any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services; (d) any indebtedness of the Company to any subsidiary; and (e) any liability for federal, state, local or other taxes owed or owing by the Company.

A series of subordinated debt securities may be subordinated to another series of subordinated debt securities, all as and to the extent provided in the relevant documentation for each issue of subordinated debt securities. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date and any limitation on the issuance of additional senior indebtedness.

As of June 30, 2022, on a non-consolidated basis, together with our consolidated subsidiaries, we had approximately $272.5 million of senior long-term debt and certain short-term borrowings. Senior indebtedness includes our obligations under Federal Home Loan Bank borrowings, certain trust preferred securities and certain other long-term borrowings. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

We will describe in the applicable prospectus supplement the other terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate, a floating rate or combination thereof.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required, and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets” in this prospectus. The board resolution, officer’s certificate or supplemental indenture establishing each series of debt securities may contain additional covenants, including, without limitation, covenants that could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on, or additional amounts with respect to, any debt security of that series, that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, that continues for 30 days;

•

failure to perform any other covenant or agreement of ours under the applicable indenture or the supplemental indenture with respect to that series that continues for 60 days after written notice to us by the trustee at the direction of holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates; provided, however, that if such default is not capable of cure within such 60-day period, that period will be automatically extended for an additional 60 days so long as such default is subject to cure and we are using commercially reasonable efforts to cure that default;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default relating to nonpayments shall occur and be continuing with respect to any series of debt securities under the indenture, the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. If any event of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement) shall occur and be continuing with respect to such series of debt securities under the indenture, the holders of at least a majority in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.

Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if (i) the Company has deposited with the trustee sufficient amounts to pay all overdue interest, the principal then due (other than as a result of acceleration), interest on overdue interest and the reasonable compensation and expenses of the trustee, (ii) all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied and (iii) such rescission would not conflict with a final court judgment or decree.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it in good faith determines such withholding of notice to be in the interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

with respect to any event of default relating to nonpayments or bankruptcy, insolvency or similar proceedings, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

with respect to events of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement), the holders of at least 50% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	such holder or holders shall have, if requested by the trustee, provided to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute such proceeding within 60 days after the receipt of the request and offer of indemnity; and

•

the trustee shall not have received during such 60-day period from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, or guarantees of, or to secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the benefit of the holders of all or any series of debt securities;

•

add any additional events of default for the benefit of the holders of any one or more series of debt securities, which event of default may have a grace period that may be shorter or longer than allowed in the case of other events of default;

•

add to or change any of the provisions of the indentures to such extent as is necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•

correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission, to correct any mistake or to conform to any prospectus pursuant to which debt securities of any series were offered;

•

make any other provisions with respect to matters or questions arising under the indentures; provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	establish the form or terms of debt securities of any series of debt securities; and

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as a single class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of at least a majority in principal amount of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a continuing default in the payment of principal of or any premium or interest on, or any additional amounts with respect to, such series; or

•	a continuing default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series, or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the applicable indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

Except to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee (i) cash, or (ii) U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) or a combination of cash and such obligations for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, interest and any additional amounts with respect to the debt securities of the defeased series.

If we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. We would, however, remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity; or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity;

unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the applicable indenture.

Except for the above restrictions, the indentures do not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the application would require the laws of anther jurisdiction to apply.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities, but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

Our direct or indirect wholly owned subsidiaries, including UMB Financial Services, Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to existing security holders.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of securities, the prospectus supplement will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

If underwriters are used in the sale, they will buy the securities for their own account, either on a firm commitment or best efforts basis. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, that may be engaged to sell the unsubscribed securities to third parties. In any prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We must pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manager a subscription rights offering for us.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including UMB Financial Services, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of UMB Financial Services, Inc. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, UMB Financial Services, Inc. may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Byran Cave Leighton Paisner LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities. Certain other legal matters in connection with the securities or the offering will be passed upon for us by Holland & Hart LLP. Underwriters, dealers or agents identified in a prospectus supplement may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

2,800,000 Shares

UMB Financial Corporation

Common Stock

Prospectus Supplement

April 28, 2024

BofA Securities

Morgan Stanley

Piper Sandler

RBC Capital Markets